                                                                     Exhibit 5.1

Shipman & Goodwin LLP                                     One Landmark Square
 Counselors at Law                                        Stamford, CT  06901
                                                            Tel: (203) 324-8100

                                 April 25, 2003

Gartner, Inc.
56 Top Gallant Road
Stamford, CT  06904

         Re:  Registration Statement on Form S-8
              Relating to Shares of Class A Common Stock of
              Gartner, Inc. Issuable under its 2003 Long-Term Incentive Plan

Ladies and Gentlemen:

   As counsel for Gartner, Inc., a Delaware corporation (the "Company"), we are furnishing you with this opinion in connection with the issuance of a maximum of 9,928,000 shares of Class A Common Stock of the Company (the "Shares") pursuant to the above-referenced Plan (the "Plan"), to which the above-referenced Registration Statement relates.

   As counsel to the Company, we have examined the Registration Statement and such other documents as we have deemed necessary or appropriate in order to express the opinion set forth below. In connection with our opinion hereinafter given, we have examined and relied upon originals, or copies, certified or otherwise, identified to our satisfaction, of such agreements, documents, certificates and other statements of government officials, corporate officers and representatives, and such other documents as we have deemed relevant and necessary as a basis for such opinion. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies.

   Based upon the foregoing, we are of the opinion that the Shares, when issued as contemplated by the Plan and the Registration Statement, will be duly authorized and legally issued, fully paid and non-assessable.

   We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                           Very truly yours,

                           /s/ Shipman & Goodwin LLP